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                                                                    Exhibit 10.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR APPLICABLE STATE SECURITIES LAWS ("STATE ACTS"), AND SHALL NOT BE SOLD, HYPOTHECATED, OR OTHERWISE TRANSFERRED, UNLESS SUCH TRANSFER IS MADE IN COMPLIANCE WITH THE ACT AND THE STATE ACTS.


                             STOCK PURCHASE WARRANT


         This Stock Purchase Warrant (this "Warrant"), dated October 13, 2003, is issued to DOLPHIN OFFSHORE PARTNERS, L.P. (the "Holder"), by DIGITAL RECORDERS, INC., a North Carolina corporation (the "Company").

         1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company three hundred nineteen thousand one hundred forty-nine (319,149) fully paid and non-assessable shares of Common Stock, $.10 par value (the "Common Stock"), of the Company (as adjusted pursuant to Section 7 hereof, the "Shares") for the purchase price specified in Section 2 below.

         2. Purchase Price. The purchase price for the Shares is $3.00 per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "Warrant Price").

         3. Exercise Period. This Warrant is exercisable in whole or in part at any time from the date hereof through October 13, 2010.

         4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, but in increments of no less than 50,000 shares, the purchase rights evidenced hereby. Such exercise shall be effected by surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased.

         5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

         6. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when


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issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         7. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Warrant Price payable per Share, but the aggregate Warrant Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

                  (b) Reclassification, Reorganization, Merger, Sale or Consolidation. In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company to, any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were purchasable upon exercise hereof by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up


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of the Company, the Company shall promptly, after receipt of this surrendered
Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

                  (c) Certain Distributions. In case the Company shall fix a record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Section 7(a) or 7(b) above), the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as reasonably determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.

                  (d) Coordination with Terms of Series F Preferred Stock. Pursuant to Section 6(d)(i) of the Certificate of Designation of Series F Convertible Preferred Stock of Digital Recorders, Inc. (the "Certificate of Designation"), the Conversion Price of the Series F Preferred Stock is subject to adjustment for the issuance of Additional Common Stock for a consideration per share less than the Conversion Price. If the Conversion Price of the Series F Preferred Stock is adjusted pursuant to Section 6(d)(i) of the Certificate of Designation, then the Warrant Price hereunder shall be adjusted by multiplying the Warrant Price in effect at the time of the event requiring the adjustment by a fraction, the numerator of which is the Conversion Price as adjusted and the denominator of which is the Conversion Price in effect immediately prior to the adjustment. In that event, the number of Shares purchasable under this Warrant would be proportionately increased, so that the aggregate Warrant Price payable for the total number of Shares purchasable under this Warrant (as adjusted) would remain the same. Capitalized terms used but not defined in this paragraph shall have the meanings given to them in the Certificate of Designation.

                  (e) Coordination with Registration Rights Agreement. The Warrant Price and the number of Shares purchasable under this Warrant shall also be subject to adjustment pursuant to the provisions of Section 1.1 of the Registration Rights Agreement (as defined below), which provisions are incorporated herein by this reference.

         8. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

         9. Registration Rights. The Shares of Common Stock issuable upon exercise of this Warrant shall be subject to the registration rights set forth in the Registration Rights Agreement of even date herewith by and between the Holder and the Company (the "Registration Rights Agreement"), and the Holder shall be entitled to all rights and benefits thereof.


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         10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns, provided that neither party may assign its rights or obligations hereunder with the prior written consent of the other party.

         11. Governing Law. This Warrant shall be governed by the laws of the State of North Carolina, excluding the conflicts of laws provisions thereof.



                                    DIGITAL RECORDERS, INC.


                                    By: /s/ David L. Turney
                                        ----------------------------------------
                                        David L. Turney
                                        Chairman, Chief Executive Officer and
                                        President



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                                 EXERCISE NOTICE


                                                           Dated _________, ____


         The undersigned hereby irrevocably elects to exercise the Stock Purchase Warrant, dated October ___, 2003, issued by DIGITAL RECORDERS, INC., a North Carolina corporation (the "Company") to the undersigned to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of $_________ in payment of the aggregate Warrant Price of such shares.

                                             DOLPHIN OFFSHORE PARTNERS, L.P.


                                             By:
                                                 -------------------------------